Leuthold Funds, Inc. 485BPOS

Exhibit (d)(vi)

AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (this “Amendment”) is made and entered into effective as of January 31, 2023, by and between Leuthold Funds, Inc., a Maryland corporation (the “Company”), on behalf of its investment series the Leuthold Grizzly Short Fund, formerly known as the Grizzly Short Fund (the “Fund”), and The Leuthold Group, LLC d/b/a Leuthold Weeden Capital Management (the “Adviser”).

RECITALS

WHEREAS, the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company;

WHEREAS, the Company and the Adviser previously entered into an Investment Advisory Agreement, dated as of April 24, 20000, pursuant to which the Company retained the Adviser as the investment adviser to the Fund (the “Advisory Agreement”);

WHEREAS, the Company has changed the name of the Fund from the “Grizzly Short Fund” to the “Leuthold Grizzly Short Fund”; and

WHEREAS, the parties now desire to amend the Advisory Agreement to reflect the name change.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the Company on behalf of the Fund and the Adviser do mutually promise and agree as follows:

1.          All references to the “Grizzly Short Fund” in the Advisory Agreement are hereby replaced with references to the “Leuthold Grizzly Short Fund”.

2.          Except as herein modified or amended, the terms and conditions of the Advisory Agreement shall remain unchanged and in full force and effect.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day first above written.

THE LEUTHOLD GROUP, LLC (d/b/a LEUTHOLD WEEDEN CAPITAL MANAGEMENT)
(the “Adviser”)

By:	/s/ John C. Mueller
John C. Mueller
Co-Chief Executive Officer

LEUTHOLD FUNDS, INC.
(the “Company”)

By:	/s/ John C. Mueller
John C. Mueller
President

Signature Page to Amendment to Investment Advisory Agreement